Filed Pursuant to Rule 433
                                                         File No.: 333-132809-08

                                   SCHEDULE A
                      STRUCTURAL AND COLLATERAL TERM SHEET

                            FFMLT 2006-FF6 TERM SHEET
                            -------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                  $355,616,000
                                  (Approximate)
                                 FFMLT 2006-FF6
                     GS Mortgage Securities Corp., Depositor
                       Mortgage Pass-Through Certificates

Overview of the Offered Certificates
------------------------------------


                     Approximate                        Initial        Estimated       Principal        Expected
                      Principal        Expected      Pass-Through      Avg. Life        Payment       S&P/ Moody's
  Certificates     Balance(1) (4)   Credit Support      Rate(5)         (yrs)(2)     Window(2)(3)     Ratings(6)(7)
-------------------------------------------------------------------------------------------------------------------
A-1                 $144,738,000       19.300%       LIBOR + [-]%         0.95       05/06 - 02/08       AAA/Aaa
A-2                  $59,157,000       19.300%       LIBOR + [-]%         2.00       02/08 - 08/08       AAA/Aaa
A-3                  $64,915,000       19.300%       LIBOR + [-]%         3.25       08/08 - 08/11       AAA/Aaa
A-4                  $30,598,000       19.300%       LIBOR + [-]%         5.85       08/11 - 04/12       AAA/Aaa
M-1                  $23,930,000       12.850%       LIBOR + [-]%         4.42       10/09 - 04/12       AAA/Aa2
M-2                  $18,551,000        7.850%       LIBOR + [-]%         4.27       07/09 - 04/12       AA+/A2
M-3                  $5,008,000         6.500%       LIBOR + [-]%         4.21       07/09 - 04/12        AA/A3
M-4                  $5,009,000         5.150%       LIBOR + [-]%         4.20       06/09 - 04/12       AA/Baa1
M-5                  $3,710,000         4.150%       LIBOR + [-]%         4.18       06/09 - 04/12       A+/Baa2
-------------------------------------------------------------------------------------------------------------------
Total               $355,616,000
-------------------------------------------------------------------------------------------------------------------

Non-Offered Certificates
------------------------

-------------------------------------------------------------------------------------------------------------------
M-6                  $3,154,000         3.300%       LIBOR + [-]%         N/A             N/A           BBB+/Baa3
M-7                  $1,855,000         2.800%       LIBOR + [-]%         N/A             N/A            BBB/Ba1
B-1                  $3,710,000         1.800%       LIBOR + [-]%         N/A             N/A            BB+/Ba2
-------------------------------------------------------------------------------------------------------------------


(1) The principal balances of the Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.

(2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.

(3) The Last Scheduled Distribution Date for the Certificates is the Distribution Date in April 2036. (4) The initial aggregate principal balance of the Certificates will be subject to an upward or downward variance of no more than approximately 5%.

(5) See the "Structure of the LIBOR Certificates" section of this Term Sheet for more information on the pass-through rates of the Certificates.

(6) The ratings on the Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of interest on the Certificates other than Accrued Certificate Interest (as described in this term sheet) or the possibility that a holder of an Certificate might realize a lower than anticipated yield.

(7) Rating Agency Contacts: Kruti Muni, Moody's Ratings (201) 915-8733 and Amanda Hopkins, Standard and Poor's (212) 438-2465.

Selected Mortgage Pool Data((8))
--------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                           Adjustable Rate          Fixed Rate           Aggregate
-------------------------------------------------------------------------------------------------------------------
Scheduled Principal Balance:                                  $320,676,422         $50,337,368        $371,013,790
Number of Mortgage Loans:                                            1,840                 382               2,222
Average Scheduled Principal Balance:                              $174,281            $131,773            $166,973
Weighted Average Gross Coupon:                                      7.429%              7.371%              7.421%
Weighted Average Net Coupon((9)):                                   6.919%              6.861%              6.911%
Weighted Average Current FICO Score:                                   655                 661                 656
Weighted Average Combined LTV:                                      80.36%              79.45%              80.24%
Weighted Average Stated Remaining Term (months):                       359                 351                 358
Weighted Average Seasoning (months):                                     1                   2                   1
Weighted Average Months to Roll((10)):                                  27                 N/A                  27
Weighted Average Gross Margin((10)):                                 5.49%                 N/A               5.49%
Weighted Average Initial Rate Cap((10)):                             3.00%                 N/A               3.00%
Weighted Average Periodic Rate Cap((10)):                            1.00%                 N/A               1.00%
Weighted Average Gross Max. Lifetime Rate((10)):                    13.43%                 N/A              13.43%
Weighted Average Percent of Silent Seconds(11):                     87.34%              64.23%              84.20%
Weighted Average DTI%:                                              42.69%              40.99%              42.46%
----------------------------------------------------------------------------------------------------------------------

(8) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-Off Date.

(9) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(10) Represents the weighted average of the adjustable rate Mortgage Loans in the mortgage pool.

(11) Silent seconds percentage represents the portion of the mortgage loans which are known to be first liens with second lien loans in existence but not in the mortgage pool.





This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Features of the Transaction
---------------------------

| | The mortgage loans in the transaction consist of subprime fixed-rate and adjustable-rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by First Franklin Financial Corporation, a division of National City Bank of Indiana ("First Franklin").

| | Credit support for the Certificates will be provided through a senior/subordinate structure, initial and target overcollateralization of 1.80% and excess spread.

| | The Mortgage Loans will be serviced by National City Home Loan Services, Inc. ("National City"). National City's residential primary servicer ratings for subprime loans are: Above Average (S&P), SQ2+ (Moody's) and RPS2- (Fitch).

| | All amounts and percentages herein related to the Mortgage Loans are as of the Cut-Off Date unless otherwise noted.

| | None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

| | The transaction will be modeled on INTEX as "GSFFML06FF6" and on Bloomberg as "FFML 06-FF6".

| | This transaction will contain a swap agreement with an initial swap notional amount of approximately $363,335,541. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 5.375% (on an actual/360 basis) on the scheduled notional amount to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the scheduled notional amount from the swap provider.

| | The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table
----------

Expected Closing Date:        May 16, 2006

Cut-off Date:                 April 1, 2006

Expected Pricing Date:        Week of May 1, 2006

First Distribution Date:      May 25, 2006

Key Terms
---------

Offered Certificates:         Class A and Class M Certificates (except the Class
                              M-6 and M-7 Certificates)

Non-Offered Certificates:     Class B Certificates

Class A Certificates:         Class A-1, Class A-2, Class A-3 and Class A-4
                              Certificates

Class M Certificates:         Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, and Class M-7 Certificates

Class B Certificates:         Class B-1 Certificates

Residual Certificates:        Class R, Class RC and Class RX Certificates

LIBOR Certificates:           Offered and Non-Offered Certificates

Depositor:                    GS Mortgage Securities Corp.

Lead Manager:                 Goldman, Sachs & Co.

Servicer:                     National City

Trustee:                      Deutsche Bank National Trust Company

Custodian:                    Deutsche Bank National Trust Company

Swap Provider:                [TBD]

Servicing Fee Rate:           50 bps

Trustee Fee Rate:             No more than 1 bp

Expense Fee Rate:             The aggregate of the Servicing Fee Rate and the
                              Trustee Fee Rate


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Expense Fee:                  The aggregate of the servicing fee at the
                              Servicing Fee Rate and the trustee fee at the Trustee Fee Rate

Distribution Date:            25th day of the month or the following business
                              day

Last Scheduled Distribution   For all certificates, the Distribution Date
Date:                         occurring in April 2036.

Record Date:                  For any Distribution Date, the last business day
                              of the related Interest Accrual Period

Delay Days:                   0 day delay on all the LIBOR Certificates

Prepayment Period:            The calendar month prior to the Distribution Date

Due Period:                   The period commencing on the second day of the
                              calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                              Date occurs

Day Count:                    Actual/360 basis

Interest Accrual Period:      From the prior Distribution Date to the day prior
                              to the current Distribution Date (except for the initial Interest Accrual Period, for which interest will accrue from the Closing Date)

Pricing Prepayment            Adjustable rate Mortgage Loans: CPR starting at 5%
Assumption:                   CPR in the first month of the mortgage loan (i.e.
                              loan age) and increasing to 30% CPR in month 12
                              (an approximate 2.273% increase per month), remaining at 30% CPR for 12 months, then moving to 60% CPR for 3 months, and then remaining at 35%
                              CPR thereafter

                              Fixed rate Mortgage Loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 24% CPR in month 12 (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter

Mortgage Loans:               The trust will consist of $371,013,790 subprime,
                              first lien, fixed-rate and adjustable-rate residential Mortgage Loans.

Excess Spread:                The initial weighted average net coupon of the
                              mortgage pool will be greater than the interest payments on the LIBOR Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off
                              Date:

                              Initial Gross WAC(1):                      7.4211%
                                Less Fees & Expenses(2):                 0.5100%
                                                                         ------
                              Net WAC(1):                                6.9111%
                                Less Initial LIBOR Certificate Coupon
                                (Approx.)(3):                            5.1935%
                                Less Initial Net Swap Outflow(3):        0.2840%
                                                                         ------
                              Initial Excess Spread(1):                  1.4336%

                              (1) This amount will vary on each Distribution Date based on changes to the weighted average of the interest rates on the Mortgage Loans as well as any changes in day count.

                              (2)   Assumes a fee of 51 bps.

                              (3) Assumes 1-month LIBOR equal to 5.0850%, initial marketing spreads and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average of the pass-through rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:           Yes as to principal and interest, subject to
                              recoverability



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Compensating Interest:        The Servicer will pay compensating interest equal
                              to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage
                              Loans for the related Distribution Date resulting from Principal Prepayments on the Mortgage Loans during the related Prepayment Period and (B) the aggregate Servicing Fee received for the related
                              Distribution Date.

Optional Clean-up Call:       The transaction has a 10% optional clean-up call.

Rating Agencies:              Standard & Poor's Ratings Services, a division of
                              The McGraw-Hill Companies, Inc. and Moody's
                              Investors Service, Inc. will rate all of the Offered Certificates.

Minimum Denomination:         $25,000 with regard to each of the Offered
                              Certificates

Legal Investment:             It is anticipated that the Class A Certificates
                              and the Class M-1, Class M-2, Class M-3 and Class
                              M-4 Certificates will be SMMEA eligible.

ERISA Eligible:               Underwriter's exemption is expected to apply to
                              the Offered Certificates. However, in addition, for so long as the swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:                Portions of the trust will be treated as multiple
                              real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                              The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Registration Statement and    This term sheet does not contain all information
Prospectus:                   that is required to be included in a registration
                              statement, or in a base prospectus and prospectus supplement.

                              The Depositor has filed a registration statement (including the prospectus with the SEC) for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

                              The registration statement referred to above
                              (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://sec.gov/Archives/edgar/data/807641/
                              000091412106000903/gs886094-s3.txt

Risk Factors:                 PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                              INCLUDED IN THE REGISTRATION STATEMENT FOR A
                              DESCRIPTION OF INFORMATION THAT SHOULD BE
                              CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                              OFFERED CERTIFICATES.









This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structure of the LIBOR Certificates
-----------------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of "Principal Distributions on the Certificates". Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap (as described below). The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute) will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 1.80% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 3.60% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and
(3) subordination of distributions on the more subordinate classes of Certificates to the required distributions on the more senior classes of Certificates.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in May 2009; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 38.60%.

                   Initial Credit Enhancement
     Class                Percentage(1)           Stepdown Date Percentage
---------------- ---------------------------  -------------------------------
       A                     19.30%                    38.60%
      M-1                    12.85%                    25.70%
      M-2                     7.85%                    15.70%
      M-3                     6.50%                    13.00%
      M-4                     5.15%                    10.30%
      M-5                     4.15%                    8.30%
      M-6                     3.30%                    6.60%
      M-7                     2.80%                    5.60%
      B-1                     1.80%                    3.60%


(1) Includes initial overcollateralization percentage.



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 41.00% of the prior period's senior Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property and Mortgage Loans where the related mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:


Distribution Dates                 Cumulative Realized Loss Percentage
-----------------------   ------------------------------------------------------

May 2008-April 2009       1.10% for the first month, plus an additional 1/12th
                          of 1.35% for each month thereafter

May 2009-April 2010       2.45% for the first month, plus an additional 1/12th
                          of 1.05% for each month thereafter

May 2010-April 2011       3.50% for the first month, plus an additional 1/12th
                          of 0.60% for each month thereafter

May 2011-April 2012       4.10% for the first month, plus an additional 1/12th
                          of 0.30%% for each month thereafter

May 2012 and thereafter   4.40%

Step-Up Coupons. For all LIBOR Certificates the coupon will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3 Pass-Through Rate. The Class A-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-4 Pass-Through Rate. The Class A-4 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

The Residual Certificates are not entitled to receive any distributions of interest.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate and (B) the net swap receivable into the trust, if any, less net swap payments out of the trust, if any, divided by the balance of the Mortgage Loans at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such class' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of LIBOR Certificates at a rate equal to the WAC Cap (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable pass-through rate (without regard to the WAC Cap). In the event any class of LIBOR Certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of LIBOR certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or the from Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount on the LIBOR Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any net swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee, net swap payments out of the trust and certain swap termination payments owed to the Swap Provider, if any.

Principal Distribution Amount on the LIBOR Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and plus (A) the net swap receivable into the trust, if any (to the extent provided in clause (iii) of "Supplemental Interest Trust" below), and less (B) net swap payments and certain swap termination payments out of the trust, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Principal Remittance Amount.  On any Distribution Date, the sum of

      (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

      (ii) the principal portion of all partial and full prepayments received during the related prepayment period,

      (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

      (iv) the principal portion of the repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

      (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

      (vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings "Interest Distributions on the Certificates," and "Principal Distributions on the Certificates" below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 61.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 74.30% (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 84.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 87.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.70% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 91.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 93.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 94.40% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (I) the class certificate balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 96.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Distributions on the Certificates. On each Distribution Date, distributions from available funds will be allocated as follows:

(i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any,

(ii) concurrently, from the Interest Remittance Amount, to the Class A Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, allocated based on their entitlement to those amounts,

(iii) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

(iv) from any remaining Interest Remittance Amount to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Certificates.

On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i)   sequentially:

      (a) concurrently, to the Class R Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero, and

      (b) to the Class A Certificates, sequentially, in ascending numerical order, until their respective class certificate balances has been reduced to zero,

(ii) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(iii) to the Class B Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially to the Class A-1 Certificates until the class certificate balance thereof has been reduced to zero, to the Class A-2 Certificates until the class certificate balance thereof has been reduced to zero, to the Class A-3 Certificates until the class certificate balance thereof has been reduced to zero and then to the Class A-4 Certificates until the class certificate balance thereof has been reduced to zero,

(ii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(iii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii) to the Class M-7 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after distribution thereof to the Class A Certificates will be included as part of the distributions pursuant to clause
(ii) through (xi) above. Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1 and Class X certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata between the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

      (i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

      (ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest amount,

      (iii) concurrently, to the Class A Certificates, any Basis Risk Carry Forward Amounts for such class, allocated pro rata by their respective Basis Risk Carry Forward Amounts,

      (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class B-1 Certificates any Basis Risk Carry Forward Amount for such classes,

      (v) certain swap termination payments to the Supplemental Interest Trust, and

      (vi)  to the holders of the Class X certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and the net swap receivable from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

      (i) to the Swap Provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed for such Distribution Date,

      (ii)  to the certificateholders, to pay interest according to sections
            (ii), (iii) and (iv) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

      (iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be restored to the current overcollateralization amount as a result of interest on current or prior Realized Losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

      (iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow", to the extent unpaid from other available funds,


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

      (v) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

      (vi)  to the holders of the Class X certificates, any remaining amounts.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust to pay principal as described above, the aggregate class certificate balances of the LIBOR Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-1 certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. This reduction of a class certificate balance for realized losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M or Class B Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.



















This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                              0-12         13-24         25-36         37-48
       Product Type          No Penalty      Months        Months        Months       Months     49-60 Months       Total
---------------------------  -----------  ------------  ------------  ------------    ---------  ------------     --------------
1 YR ARM                        $678,672            $0      $295,680            $0           $0            $0          $974,352
15 YR Fixed                    1,278,969             0        47,116       862,684            0             0         2,188,769
2 YR ARM                      26,930,152     3,170,897    84,909,420     8,016,587            0             0       123,027,056
2 YR ARM Balloon 40/30           249,917       135,932     5,034,958        48,575            0             0         5,469,382
2 YR ARM IO                   12,919,326     3,207,796    77,653,902    12,808,417            0             0       106,589,441
3 YR ARM                      29,376,403       297,318             0    13,467,010            0             0        43,140,731
3 YR ARM IO                   13,965,309     1,161,885       811,514    15,101,525            0             0        31,040,234
30 YR Fixed                   14,005,261     1,027,520       727,052    29,399,167            0             0        45,159,001
30 YR Fixed IO                   405,751             0             0       972,950            0             0         1,378,701
5 YR ARM                         727,734             0             0     3,085,959            0             0         3,813,693
5 YR ARM Balloon 40/30           144,600             0             0       184,828            0             0           329,428
5 YR ARM IO                    3,250,366             0       932,000     2,039,400            0             0         6,221,766
6 MO ARM                               0             0        70,339             0            0             0            70,339
Fixed Balloon 30/15                    0             0             0        39,642            0             0            39,642
Fixed Balloon 40/30              261,444       243,854       179,869       886,088            0             0         1,571,255
===========================  ===========  ============  ============   ===========    =========     =========     ==============
Total:                       $104,193,904   $9,245,203  $170,661,850   $86,912,832           $0            $0      $371,013,790
---------------------------  -----------  ------------  ------------  ------------    ---------     ---------     --------------

                                              0-12         13-24         25-36
       Product Type          No Penalty      Months        Months       Months     37-48 Months  49-60 Months
       ------------          ----------      ------        ------       ------     ------------  ------------
1 YR ARM                         0.18%        0.00%         0.08%         0.00%        0.00%         0.00%
15 YR Fixed                      0.34         0.00          0.01          0.23         0.00          0.00
2 YR ARM                         7.26         0.85         22.89          2.16         0.00          0.00
2 YR ARM Balloon 40/30           0.07         0.04          1.36          0.01         0.00          0.00
2 YR ARM IO                      3.48         0.86         20.93          3.45         0.00          0.00
3 YR ARM                         7.92         0.08          0.00          3.63         0.00          0.00
3 YR ARM IO                      3.76         0.31          0.22          4.07         0.00          0.00
30 YR Fixed                      3.77         0.28          0.20          7.92         0.00          0.00
30 YR Fixed IO                   0.11         0.00          0.00          0.26         0.00          0.00
5 YR ARM                         0.2          0.00          0.00          0.83         0.00          0.00
5 YR ARM Balloon 40/30           0.04         0.00          0.00          0.05         0.00          0.00
5 YR ARM IO                      0.88         0.00          0.25          0.55         0.00          0.00
6 MO ARM                         0.00         0.00          0.02          0.00         0.00          0.00
Fixed Balloon 30/15              0.00         0.00          0.00          0.01         0.00          0.00
Fixed Balloon 40/30              0.07         0.07          0.05          0.24         0.00          0.00
===========================  ===========  ============   ========        =====        =====          =====
Total:                          28.08%        2.49%        46.00%        23.43%        0.00%         0.00%
---------------------------  -----------  ------------   --------        -----        -----          -----

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.








This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Breakeven CDR Table for the Class M Certificates
------------------------------------------------

      The assumptions for the breakeven CDR table below are as follows:
| | The Pricing Prepayment Assumptions (as defined on page 4 above) are applied

| | 1-month and 6-month Forward LIBOR curves (as of close on May 2, 2006) are used

| |   40% loss severity

| |   There is a 6 month lag in recoveries

| | Run to call with collateral losses calculated through the life of the applicable bond

| |   Offered Certificates are priced at par

| |   Assumes bonds pay on 25th of month

| |   Triggers failing from day one

------------------------------------------------------------------------------------------------------------------------------------
                                                   First Dollar of Loss              LIBOR Flat                    0% Return
------------------------------------------------------------------------------------------------------------------------------------
   Class M-1             CDR (%)                                    21.69                        21.83                         24.06
                         Yield (%)                                 5.6486                       5.3281                        0.0282
                         WAL                                         3.86                         3.86                          3.59
                         Modified Duration                           3.43                         3.43                          3.37
                         Principal Window                   Mar10 - Mar10                Mar10 - Mar10                 Jan10 - Jan10
                         Principal Writedown             3,024.89 (0.01%)           328,020.36 (1.37%)         4,848,658.84 (20.26%)
                         Total Collat Loss         57,535,353.85 (15.51%)       57,835,293.97 (15.59%)        61,715,757.41 (16.63%)
------------------------------------------------------------------------------------------------------------------------------------
   Class M-2             CDR (%)                                    13.92                        14.05                         15.58
                         Yield (%)                                 5.7609                       5.3669                        0.0197
                         WAL                                         4.44                         4.44                          4.14
                         Modified Duration                           3.88                         3.88                          3.89
                         Principal Window                   Oct10 - Oct10                Oct10 - Oct10                 Sep10 - Sep10
                         Principal Writedown            14,604.14 (0.08%)           375,745.41 (2.03%)         4,432,564.69 (23.89%)
                         Total Collat Loss         41,423,186.38 (11.16%)       41,754,780.14 (11.25%)        45,345,182.30 (12.22%)
------------------------------------------------------------------------------------------------------------------------------------
   Class M-3             CDR (%)                                    12.09                        12.14                         12.54
                         Yield (%)                                 5.8521                       5.2918                        0.0796
                         WAL                                         4.61                         4.61                          4.48
                         Modified Duration                           3.99                            4                          4.06
                         Principal Window                   Dec10 - Dec10                Dec10 - Dec10                 Dec10 - Dec10
                         Principal Writedown             8,753.04 (0.17%)           153,437.97 (3.06%)         1,307,990.91 (26.12%)
                         Total Collat Loss          37,061,744.30 (9.99%)       37,195,379.25 (10.03%)        38,259,094.90 (10.31%)
------------------------------------------------------------------------------------------------------------------------------------
   Class M-4             CDR (%)                                    10.36                        10.44                         10.83
                         Yield (%)                                 6.2449                       5.3362                        0.0345
                         WAL                                         4.78                         4.77                          4.55
                         Modified Duration                           4.07                         4.08                          4.14
                         Principal Window                   Feb11 - Feb11                Feb11 - Feb11                 Feb11 - Feb11
                         Principal Writedown            29,725.52 (0.59%)           271,664.27 (5.42%)         1,445,751.47 (28.86%)
                         Total Collat Loss          32,689,005.24 (8.81%)        32,912,616.02 (8.87%)         33,996,851.07 (9.16%)
------------------------------------------------------------------------------------------------------------------------------------
   Class M-5             CDR (%)                                     9.12                         9.21                          9.48
                         Yield (%)                                 6.4339                       5.2242                        0.1635
                         WAL                                         4.94                         4.84                           4.6
                         Modified Duration                           4.18                         4.13                          4.18
                         Principal Window                   Apr11 - Apr11                Mar11 - Mar11                 Mar11 - Mar11
                         Principal Writedown             5,823.53 (0.16%)           246,483.78 (6.64%)         1,078,778.19 (29.08%)
                         Total Collat Loss          29,463,955.04 (7.94%)        29,579,726.05 (7.97%)         30,355,481.57 (8.18%)
------------------------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Maturity
------------------------------------------------------------

     The assumptions for the sensitivity table below are as follows:

| | The Pricing Prepayment Assumptions (as defined on page 4 above) are applied | | 1-month and 6-month LIBOR remain static
| |  10% Clean Up Call is not exercised

                               -----------------------------------------------------------------------------------------------------
                                    50 PPA           75 PPA           100 PPA          125 PPA          150 PPA          175 PPA
------------------------------------------------------------------------------------------------------------------------------------
Class A-1     WAL                    1.59             1.18             0.95             0.80             0.69             0.62
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           36               26               22               18               15               13
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class A-2     WAL                    3.79             2.52             2.00             1.72             1.46             1.26
              First Prin Pay          36               26               22               18               15               13
              Last Prin Pay           60               40               28               24               21               18
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class A-3     WAL                    7.38             4.89             3.25             2.22             1.96             1.77
              First Prin Pay          60               40               28               24               21               18
              Last Prin Pay           131              87               64               33               26               25
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class A-4     WAL                    15.38            10.42            7.62             4.86             2.37             2.12
              First Prin Pay          131              87               64               33               26               25
              Last Prin Pay           302              221              165              128              32               28
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-1     WAL                    9.00             6.04             4.85             4.91             5.24             4.37
              First Prin Pay          49               38               42               48               47               40
              Last Prin Pay           262              183              135              104              102              84
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-2     WAL                    8.92             5.97             4.66             4.20             3.74             3.16
              First Prin Pay          49               37               39               42               39               33
              Last Prin Pay           242              166              122              94               75               62
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-3     WAL                    8.83             5.90             4.55             3.97             3.43             2.92
              First Prin Pay          49               37               39               41               37               32
              Last Prin Pay           215              146              107              82               65               55
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-4     WAL                    8.75             5.84             4.49             3.88             3.33             2.84
              First Prin Pay          49               37               38               40               36               31
              Last Prin Pay           205              139              101              78               62               52
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-5     WAL                    8.64             5.77             4.42             3.79             3.24             2.78
              First Prin Pay          49               37               38               39               35               31
              Last Prin Pay           191              129              94               72               58               48
------------------------------------------------------------------------------------------------------------------------------------







This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Sensitivity Table for the Offered Certificates - To Call
--------------------------------------------------------

        The assumptions for the sensitivity table below are as follows:

|X|   The Pricing Prepayment Assumptions (as defined on page 4 above) are applied
|X|   1-month and 6-month LIBOR remain static |X| 10% Clean Up Call is exercised

                               -----------------------------------------------------------------------------------------------------
                                    50 PPA           75 PPA           100 PPA          125 PPA          150 PPA          175 PPA
------------------------------------------------------------------------------------------------------------------------------------
Class A-1     WAL                    1.59             1.18             0.95             0.80             0.69             0.62
              First Prin Pay           1                1                1                1                1                1
              Last Prin Pay           36               26               22               18               15               13
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class A-2     WAL                    3.79             2.52             2.00             1.72             1.46             1.26
              First Prin Pay          36               26               22               18               15               13
              Last Prin Pay           60               40               28               24               21               18
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class A-3     WAL                    7.38             4.89             3.25             2.22             1.96             1.77
              First Prin Pay          60               40               28               24               21               18
              Last Prin Pay           131              87               64               33               26               25
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class A-4     WAL                    12.16            8.06             5.85             3.64             2.37             2.12
              First Prin Pay          131              87               64               33               26               25
              Last Prin Pay           149              99               72               56               32               28
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-1     WAL                    8.19             5.46             4.42             4.45             3.61             3.11
              First Prin Pay          49               38               42               48               44               38
              Last Prin Pay           149              99               72               56               44               38
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-2     WAL                    8.19             5.45             4.27             3.91             3.47             2.97
              First Prin Pay          49               37               39               42               39               33
              Last Prin Pay           149              99               72               56               44               38
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-3     WAL                    8.19             5.45             4.21             3.73             3.23             2.77
              First Prin Pay          49               37               39               41               37               32
              Last Prin Pay           149              99               72               56               44               38
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-4     WAL                    8.19             5.45             4.20             3.67             3.15             2.71
              First Prin Pay          49               37               38               40               36               31
              Last Prin Pay           149              99               72               56               44               38
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Class M-5     WAL                    8.19             5.45             4.18             3.62             3.09             2.67
              First Prin Pay          49               37               38               39               35               31
              Last Prin Pay           149              99               72               56               44               38
------------------------------------------------------------------------------------------------------------------------------------




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One and Six-month LIBOR are in accordance with the LIBOR Forward Curves as of the close on May 2, 2006, (ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.


         Distribution    Excess Spread               Distribution     Excess Spread                Distribution
Period       Date             (%)          Period        Date              (%)          Period         Date        Excess Spread (%)
------------------------------------------------------------------------------------------------------------------------------------
  1         May-06           5.2678          49         May-10            4.0593          97          May-14            3.9494
  2         Jun-06           1.2677          50         Jun-10            3.8569          98          Jun-14            3.7764
  3         Jul-06           1.4447          51         Jul-10            4.0286          99          Jul-14            3.9725
  4         Aug-06           1.2677          52         Aug-10            3.8272         100          Aug-14            3.8020
  5         Sep-06           1.2676          53         Sep-10            3.8148         101          Sep-14            3.8202
  6         Oct-06           1.4439          54         Oct-10            4.0161         102          Oct-14            4.0312
  7         Nov-06           1.2668          55         Nov-10            3.8126         103          Nov-14            3.8664
  8         Dec-06           1.4436          56         Dec-10            3.9928         104          Dec-14            4.0601
  9         Jan-07           1.2630          57         Jan-11            3.7921         105          Jan-15            3.9007
  10        Feb-07           1.2687          58         Feb-61            3.8023         106          Feb-15            3.9185
  11        Mar-07           1.7984          59         Mar-11            4.3733         107          Mar-15            4.4715
  12        Apr-07           1.2753          60         Apr-11            3.8389         108          Apr-15            3.9711
  13        May-07           1.4516          61         May-11            3.9792         109          May-15            4.1693
  14        Jun-07           1.2781          62         Jun-11            3.7748         110          Jun-15            4.0159
  15        Jul-07           1.4553          63         Jul-11            3.9516         111          Jul-15            4.2100
  16        Aug-07           1.2823          64         Aug-11            3.7549         112          Aug-15            4.0637
  17        Sep-07           1.2840          65         Sep-11            3.7553         113          Sep-15            4.0898
  18        Oct-07           1.4621          66         Oct-11            3.9706         114          Oct-15            4.2944
  19        Nov-07           1.2891          67         Nov-11            3.7760         115          Nov-15            4.1545
  20        Dec-07           1.4623          68         Dec-11            3.9632         116          Dec-15            4.3496
  21        Jan-08           1.2887          69         Jan-12            3.7725         117          Jan-16            4.2183
  22        Feb-08           1.2882          70         Feb-12            3.7688         118          Feb-16            4.2499
  23        Mar-08           1.9031          71         Mar-12            4.1500         119          Mar-16            4.6095
  24        Apr-08           3.1313          72         Apr-12            3.7907         120          Apr-16            4.3290
  25        May-08           3.2999          73         May-12            3.7233
  26        Jun-08           3.1005          74         Jun-12            3.5259
  27        Jul-08           3.2665          75         Jul-12            3.7245
  28        Aug-08           3.0760          76         Aug-12            3.5280
  29        Sep-08           3.0986          77         Sep-12            3.5353
  30        Oct-08           3.4898          78         Oct-12            3.7533
  31        Nov-08           3.3002          79         Nov-12            3.5601
  32        Dec-08           3.4740          80         Dec-12            3.7593
  33        Jan-09           3.2836          81         Jan-13            3.5700
  34        Feb-09           3.2733          82         Feb-63            3.5736
  35        Mar-09           3.8338          83         Mar-13            4.1642
  36        Apr-09           3.8600          84         Apr-13            3.6109
  37        May-09           4.0330          85         May-13            3.8087
  38        Jun-09           3.7532          86         Jun-13            3.6248
  39        Jul-09           3.9576          87         Jul-13            3.8228
  40        Aug-09           3.7694          88         Aug-13            3.6388
  41        Sep-09           3.7698          89         Sep-13            3.6497
  42        Oct-09           4.0964          90         Oct-13            3.8640
  43        Nov-09           3.9015          91         Nov-13            3.6814
  44        Dec-09           4.0752          92         Dec-13            3.8774
  45        Jan-10           3.8809          93         Jan-14            3.6984
  46        Feb-10           3.8694          94         Feb-14            3.7100
  47        Mar-10           4.4238          95         Mar-14            4.2838
  48        Apr-10           3.8850          96         Apr-14            3.7518


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) one and six-month LIBOR remain constant at 20.00%, (ii) daycount convention of actual/360 is applied and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

              Distribution   WAC Cap                       Distribution   WAC Cap                        Distribution   WAC Cap
 Period           Date            (%)          Period          Date            (%)           Period          Date            (%)
----------------------------------------------------------------------------------------------------------------------------------
   1             May-06         37.3592          49           May-10         15.9864           97           May-14         10.9680
   2             Jun-06         20.9569          50           Jun-10         15.4853           98           Jun-14         10.5990
   3             Jul-06         21.1090          51           Jul-10         15.7153           99           Jul-14         10.9365
   4             Aug-06         20.7971          52           Aug-10         15.2190           100          Aug-14         10.5684
   5             Sep-06         20.6892          53           Sep-10         15.0929           101          Sep-14         10.5530
   6             Oct-06         20.7844          54           Oct-10         15.5034           102          Oct-14         10.8888
   7             Nov-06         20.4125          55           Nov-10         15.0075           103          Nov-14         10.5221
   8             Dec-06         20.4646          56           Dec-10         15.2563           104          Dec-14         10.8568
   9             Jan-07         20.0479          57           Jan-11         14.7642           105          Jan-15         10.4910
   10            Feb-07         19.8301          58           Feb-11         14.6658           106          Feb-15         10.4754
   11            Mar-07         20.3042          59           Mar-11         15.7427           107          Mar-15         11.5804
   12            Apr-07         19.3292          60           Apr-11         14.4650           108          Apr-15         10.4440
   13            May-07         19.2933          61           May-11         11.4187           109          May-15         10.7758
   14            Jun-07         18.8158          62           Jun-11         11.0398           110          Jun-15         10.4124
   15            Jul-07         18.7889          63           Jul-11         11.3946           111          Jul-15         10.7431
   16            Aug-07         18.3202          64           Aug-11         11.0222           112          Aug-15         10.3806
   17            Sep-07         18.0788          65           Sep-11         11.0140           113          Sep-15         10.3647
   18            Oct-07         18.0674          66           Oct-11         11.3763           114          Oct-15         10.6936
   19            Nov-07         17.6111          67           Nov-11         10.9963           115          Nov-15         10.3327
   20            Dec-07         17.6050          68           Dec-11         11.3513           116          Dec-15         10.6605
   21            Jan-08         17.1553          69           Jan-12         10.9719           117          Jan-16         10.3005
   22            Feb-08         16.9327          70           Feb-12         10.9664           118          Feb-16         10.2844
   23            Mar-08         17.4600          71           Mar-12         11.7133           119          Mar-16         10.9763
   24            Apr-08         18.2430          72           Apr-12         10.9523           120          Apr-16         10.2520
   25            May-08         17.7880          73           May-12         11.3034
   26            Jun-08         16.8281          74           Jun-12         10.9271
   27            Jul-08         16.5315          75           Jul-12         11.2772
   28            Aug-08         16.0318          76           Aug-12         10.9073
   29            Sep-08         15.9057          77           Sep-12         10.8979
   30            Oct-08         16.4989          78           Oct-12         11.2550
   31            Nov-08         15.9907          79           Nov-12         10.8779
   32            Dec-08         16.0887          80           Dec-12         11.2259
   33            Jan-09         15.5943          81           Jan-13         10.8496
   34            Feb-09         15.8162          82           Feb-13         10.8354
   35            Mar-09         16.7563          83           Mar-13         11.9805
   36            Apr-09         16.6498          84           Apr-13         10.8067
   37            May-09         16.8296          85           May-13         11.1520
   38            Jun-09         16.3377          86           Jun-13         10.7778
   39            Jul-09         16.5219          87           Jul-13         11.1220
   40            Aug-09         16.0243          88           Aug-13         10.7486
   41            Sep-09         15.9564          89           Sep-13         10.7339
   42            Oct-09         16.8241          90           Oct-13         11.0765
   43            Nov-09         16.3095          91           Nov-13         10.7043
   44            Dec-09         16.5196          92           Dec-13         11.0458
   45            Jan-10         16.0112          93           Jan-14         10.6745
   46            Feb-10         15.8660          94           Feb-14         10.6595
   47            Mar-10         16.8840          95           Mar-14         11.7850
   48            Apr-10         15.7601          96           Apr-14         10.6294














This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $363,335,541. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 5.375% (on an actual/360 basis) on the scheduled notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on an actual/360 basis) on the scheduled notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party. The Swap Schedule amortizes at approximately 150% of the Pricing Prepayment Assumption.

                                                            Swap Schedule

                                            Swap Notional
     Period         Distribution Date         Amount ($)              Period       Distribution Date    Swap Notional Amount
------------------------------------------------------------------------------------------------------------------------------------
        1                 May-06               363,335,541              38               Jun-09              51,055,375
        2                 Jun-06               359,424,545              39               Jul-09              48,207,203
        3                 Jul-06               354,406,851              40               Aug-09              45,435,166
        4                 Aug-06               348,284,368              41               Sep-09              42,818,673
        5                 Sep-06               341,068,301              42               Oct-09              40,348,781
        6                 Oct-06               332,779,532              43               Nov-09              38,017,225
        7                 Nov-06               323,449,021              44               Dec-09              35,815,904
        8                 Dec-06               313,117,826              45               Jan-10              33,737,356
        9                 Jan-07               301,842,318              46               Feb-10              31,774,552
       10                 Feb-07               289,683,117              47               Mar-10              29,920,874
       11                 Mar-07               276,729,046              48               Apr-10              28,170,089
       12                 Apr-07               263,256,033              49               May-10              26,516,327
       13                 May-07               250,425,231              50               Jun-10              24,954,060
       14                 Jun-07               238,205,692              51               Jul-10              23,478,081
       15                 Jul-07               226,568,152              52               Aug-10              22,083,483
       16                 Aug-07               215,484,753              53               Sep-10              20,765,648
       17                 Sep-07               204,928,977              54               Oct-10              19,520,223
       18                 Oct-07               194,875,578              55               Nov-10              18,343,107
       19                 Nov-07               185,300,584              56               Dec-10              17,230,437
       20                 Dec-07               176,181,054              57               Jan-11              16,178,573
       21                 Jan-08               167,456,329              58               Feb-11              15,184,086
       22                 Feb-08               159,152,132              59               Mar-11              14,243,695
       23                 Mar-08               151,103,575              60               Apr-11              13,353,674
       24                 Apr-08               141,925,592              61         May-11 and onwards             0
       25                 May-08               122,681,604
       26                 Jun-08               106,234,953
       27                 Jul-08               92,951,413
       28                 Aug-08               87,366,186
       29                 Sep-08               82,099,618
       30                 Oct-08               77,133,194
       31                 Nov-08               72,450,019
       32                 Dec-08               68,033,032
       33                 Jan-09               63,927,413
       34                 Feb-09               63,927,413
       35                 Mar-09               60,606,815
       36                 Apr-09               57,234,871
       37                 May-09               54,055,544



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       The Mortgage Loans - All Collateral

Selected Mortgage Loan Data(1)
------------------------------

 Scheduled Principal Balance:                                      $371,013,790
 Number of Mortgage Loans:                                                2,222
 Average Scheduled Principal Balance:                                  $166,973
 Weighted Average Gross Coupon:                                          7.421%
 Weighted Average Net Coupon: (2)                                        6.911%
 Weighted Average Current FICO Score:                                       656
 Weighted Average Combined Original LTV Ratio:                           80.24%
 Weighted Average Stated Remaining Term (months):                           358
 Weighted Average Seasoning (months):                                         1
 Weighted Average Months to Roll: (3)                                        27
 Weighted Average Gross Margin: (3)                                       5.49%
 Weighted Average Initial Rate Cap: (3)                                   3.00%
 Weighted Average Periodic Rate Cap: (3)                                  1.00%
 Weighted Average Gross Maximum Lifetime Rate: (3)                       13.43%

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage loan pool.


                                              Distribution by Current Principal Balance

                                               Pct.
                                               Of                                           Weighted    Wt.
                                               Pool       Weighted    Weighted              Avg.        Avg.
                       Number                  By         Avg.        Avg.       Avg.       Combined    CLTV        Pct.    Pct.
 Current Principal     of        Principal     Principal  Gross       Current    Principal  Original    incld       Full    Owner
      Balance          Loans      Balance      Balance     Coupon      FICO      Balance      LTV         SS.       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below       57        $2,418,181    0.65%      8.479%      641        $42,424    80.99%      86.80%      82.69%  84.82%
 $50,001 - $75,000     235       14,956,562    4.03       7.958       634        63,645     80.80       96.49       87.22   97.57
 $75,001 - $100,000    354       31,430,712    8.47       7.637       639        88,787     79.75       96.42       84.62   97.89
 $100,001 -

 $125,000              378       42,439,150    11.44      7.549       644        112,273    80.03       97.61       85.51   99.16
 $125,001 -
 $150,000              261       35,888,613    9.67       7.456       651        137,504    79.78       97.28       78.86   99.59
 $150,001 -

 $200,000              353       61,028,478    16.45      7.436       652        172,885    79.84       96.66       81.23   99.44
 $200,001 -
 $250,000              218       48,634,472    13.11      7.388       657        223,094    80.52       97.80       79.71   100.00
 $250,001 -

 $300,000              136       37,220,786    10.03      7.255       663        273,682    79.99       96.66       71.83   99.31
 $300,001 -
 $350,000              74        24,020,015    6.47       7.121       674        324,595    79.72       95.65       77.08   98.54
 $350,001 -

 $400,000              55        20,650,239    5.57       7.106       669        375,459    79.78       96.65       81.81   98.19
 $400,001 & Above      101       52,326,581    14.10      7.356       669        518,085    81.63       95.15       63.54   99.15
------------------------------------------------------------------------------------------------------------------------------------
 Total:                2,222     $371,013,790  100.00%    7.421%      656        $166,973   80.24%      96.61%      78.16%  99.01%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                 The Mortgage Loans - All Collateral

                                                    Distribution by Current Rate

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
 Current Rate     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 4.99% & Below      1         $232,000      0.06%       4.750%      670      $232,000    80.00%     100.00%     100.00%      100.00%
 5.00 - 5.49%       4        1,082,995      0.29        5.276       737       270,749    74.50       74.50      100.00       100.00
 5.50 - 5.99%      55       13,190,529      3.56        5.850       704       239,828    78.64       94.09       93.05       100.00
 6.00 - 6.49%     102       21,579,109      5.82        6.283       698       211,560    79.82       96.28       97.70       100.00
 6.50 - 6.99%     368       74,013,521     19.95        6.769       677       201,124    79.42       96.05       88.91        98.37
 7.00 - 7.49%     427       73,597,241     19.84        7.228       658       172,359    79.95       97.63       83.33        99.84
 7.50 - 7.99%     712      110,448,397     29.77        7.717       644       155,124    79.85       97.33       73.35        99.07
 8.00 - 8.49%     357       49,483,677     13.34        8.176       633       138,610    80.36       97.87       68.08        99.34
 8.50 - 8.99%     129       19,135,329      5.16        8.639       627       148,336    84.10       93.19       48.10        95.55
 9.00% & Above     67        8,250,992      2.22        9.522       599       123,149    90.29       90.97       51.51        98.43
------------------------------------------------------------------------------------------------------------------------------------
 Total:         2,222     $371,013,790    100.00%       7.421%      656      $166,973    80.24%      96.61%      78.16%       99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                    Distribution by Credit Score

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Credit Score      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above    128      $25,465,708      6.86%       6.816%      763       $198,951    79.91%      97.51%     63.94%      98.55%
 720 - 739       75       12,933,183      3.49        6.943       728        172,442    80.54       98.40      63.97       97.97
 700 - 719      124       25,844,397      6.97        6.985       710        208,423    79.96       98.69      64.72      100.00
 680 - 699      177       36,272,657      9.78        7.165       688        204,930    80.79       96.69      66.57       98.12
 660 - 679      301       56,622,457     15.26        7.158       668        188,114    79.86       97.09      73.20       98.87
 640 - 659      353       63,233,287     17.04        7.410       649        179,131    80.61       97.56      71.31       98.79
 620 - 639      403       60,651,501     16.35        7.641       629        150,500    80.44       96.86      93.20       98.81
 600 - 619      475       65,971,919     17.78        7.766       609        138,888    80.54       97.23      93.36       99.73
 580 - 599      126       16,017,480      4.32        8.187       589        127,123    79.93       91.53      88.57       99.77
 560 - 579       30        3,601,295      0.97        8.556       573        120,043    77.03       77.42      59.45      100.00
 540 - 559       30        4,399,906      1.19        8.627       548        146,664    74.66       74.92      80.73      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:       2,222     $371,013,790    100.00%       7.421%      656       $166,973    80.24%      96.61%     78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                        Distribution by Lien

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Distribution      of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
by Lien           Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 First             2,222    $371,013,790  100.00%     7.421%      656       $166,973   80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------
 Total:            2,222    $371,013,790  100.00%     7.421%      656       $166,973   80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                The Mortgage Loans - All Collateral

                                                Distribution by Combined Original LTV


                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Combined          of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Original LTV      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below      28        $3,368,309     0.91%       7.494%      614      $120,297    50.30%      50.30%      69.60%     98.50%
 60.01 - 70.00%      38         6,410,583     1.73        7.379       626       168,700    66.12       67.26       78.41      81.20
 70.01 - 80.00%   1,997       334,165,189    90.07        7.340       659       167,334    79.85       98.00       80.38      99.54
 80.01 - 85.00%      36         6,128,061     1.65        8.399       600       170,224    84.31       84.31       70.06      98.56
 85.01 - 90.00%      48         8,254,757     2.22        8.170       637       171,974    89.57       89.57       57.76      91.88
 90.01 - 95.00%      22         4,917,328     1.33        8.166       643       223,515    94.03       94.12       35.53      98.46
 95.01 - 100.00%     53         7,769,562     2.09        8.879       644       146,596    99.90       99.90       41.19      99.55
------------------------------------------------------------------------------------------------------------------------------------
 Total:           2,222      $371,013,790   100.00%       7.421%      656      $166,973    80.24%      96.61%      78.16%     99.01%
------------------------------------------------------------------------------------------------------------------------------------



                                                    Distribution by Documentation

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Documentation     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Full              1,808     $289,967,005  78.16%     7.309%       650       $160,380   79.91%      96.87%      100.00%     98.94%
 Stated              414       81,046,785  21.84      7.823        675       195,765    81.41       95.68       0.00        99.28
------------------------------------------------------------------------------------------------------------------------------------
 Total:            2,222     $371,013,790  100.00%    7.421%       656       $166,973   80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------

                                                       Distribution by Purpose

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Purpose           Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Purchase         1,759    $285,737,322    77.02%      7.404%      660       $162,443    80.43%      99.37%      78.43%      99.48%
 Cashout Refi       395      73,206,045    19.73       7.536       639        185,332    79.83       87.42       74.79       97.21
 Rate/term Refi      68      12,070,422     3.25       7.134       649        177,506    78.27       87.05       91.98       98.88
------------------------------------------------------------------------------------------------------------------------------------
 Total:           2,222    $371,013,790   100.00%     7.421%      656        $166,973   80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                      Distribution by Occupancy

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Occupancy         Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied    2,190    $367,351,356    99.01%      7.418%      655       $167,740    80.28%      96.81%      78.10%     100.00%
 Non Owner            29       3,307,968     0.89       7.765       663        114,068    75.22       75.22       82.48        0.00
 Second Home           3         354,466     0.10       7.250       769        118,155    83.74       83.74      100.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:            2,222    $371,013,790   100.00%      7.421%      656       $166,973    80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                 The Mortgage Loans - All Collateral

                                                    Distribution by Property Type

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Property Type     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Single Family   1,543    $243,111,892      65.53%       7.460%      653      $157,558    80.38%      96.15%      76.96%      99.10%
 PUD               407      75,882,742      20.45        7.370       650       186,444    79.94       97.48       84.27       99.79
 Condo             194      32,869,272       8.86        7.266       674       169,429    80.26       98.42       82.81       98.93
 2 Family           65      15,482,345       4.17        7.384       680       238,190    79.80       97.53       51.86       99.20
 3-4 Family         13       3,667,539       0.99        7.428       676       282,118    78.54       89.08      100.00       76.94
------------------------------------------------------------------------------------------------------------------------------------
 Total:          2,222    $371,013,790     100.00%       7.421%      656      $166,973    80.24%      96.61%     78.16%       99.01%
------------------------------------------------------------------------------------------------------------------------------------

                                                        Distribution by State

                                                                               Weighted    Wt.
                                  Pct. Of     Weighted   Weighted                Avg.      Avg.
          Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
          of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
State     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 CA        202     $68,738,643   18.53%       7.079%      669      $340,290    79.34%      95.44%      83.41%      98.81%
 TX        272      30,964,227    8.35        7.548       646       113,839    79.92       97.18       78.65       99.69
 FL        150      28,748,830    7.75        7.556       659       191,659    80.71       97.74       65.51       98.59
 IL        155      23,904,943    6.44        7.596       658       154,225    80.35       97.68       67.51       99.72
 NY         86      19,581,232    5.28        7.283       681       227,689    81.01       96.61       50.93       99.58
 GA        113      15,199,401    4.10        7.506       651       134,508    80.39       98.23       86.19       98.45
 TN        112      12,736,379    3.43        7.583       641       113,718    80.20       99.16       90.21      100.00
 OH        100      12,526,511    3.38        7.491       639       125,265    80.27       95.16       92.59       99.61
 NC         96      12,399,815    3.34        7.549       647       129,165    81.36       98.74       88.20      100.00
 UT         88      12,306,032    3.32        7.233       647       139,841    80.31       98.51       94.00       99.49
 Other     848     133,907,774   36.09        7.501       651       157,910    80.42       95.99       78.14       98.62
------------------------------------------------------------------------------------------------------------------------------------
 Total:  2,222    $371,013,790  100.00%       7.421%      656      $166,973    80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                         Distribution by Zip

                                                                              Weighted    Wt.
                                 Pct. Of     Weighted   Weighted                Avg.      Avg.
         Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
         of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Zip      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 92392         6   $1,766,550     0.48%       7.441%      663      $294,425    80.00%      100.00%     100.00%      100.00%
 94513         2    1,430,450     0.39        6.706       645       715,225    80.00        91.19       67.56       100.00
 45039         2    1,260,000     0.34        7.365       639       630,000    80.00        81.59      100.00       100.00
 90631         2    1,216,000     0.33        7.632       685       608,000    80.00       100.00       24.34       100.00
 60641         4    1,209,091     0.33        8.055       671       302,273    80.00        95.50        9.59       100.00
 11434         3    1,183,200     0.32        7.083       662       394,400    80.00        97.87      100.00       100.00
 94806         2    1,106,243     0.30        7.083       675       553,122    80.00       100.00       33.27       100.00
 89146         2    1,099,893     0.30        6.829       682       549,947    80.00       100.00      100.00       100.00
 92563         3    1,098,250     0.30        7.341       619       366,083    79.99       100.00      100.00       100.00
 93012         1    1,080,000     0.29        8.750       686     1,080,000    80.00       100.00        0.00       100.00
 Other     2,195  358,564,112    96.64        7.421       655       163,355    80.25        96.61       78.59        98.98
------------------------------------------------------------------------------------------------------------------------------------
 Total:    2,222    $371,013,790  100.00%     7.421%      656       $166,973   80.24%       96.61%      78.16%       99.01%
------------------------------------------------------------------------------------------------------------------------------------




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                 The Mortgage Loans - All Collateral

                                             Distribution by Remaining Months to Maturity

                                                                                       Weighted     Wt.
                                          Pct. Of     Weighted   Weighted                Avg.       Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined     CLTV                    Pct.
Remaining Months  of        Principal     Principal   Gross       Current   Principal  Original     incld       Pct.        Owner
to Maturity       Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180            21      $2,154,461     0.58%       6.851%      646       $102,593      72.06%     74.16%      82.76%      98.20%
 181 - 240           1          39,775     0.01        7.250       620         39,775      80.00      80.00        0.00      100.00
 241 - 360       2,200     368,819,554    99.41        7.424       656        167,645      80.29      96.74       78.14       99.02
------------------------------------------------------------------------------------------------------------------------------------
 Total:          2,222    $371,013,790   100.00%       7.421%      656       $166,973      80.24%     96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                  Distribution by Amortization Type

                                                                                             Weighted    Wt.
                                                Pct. Of     Weighted   Weighted                Avg.      Avg.
                        Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                   Pct.
                        of        Principal     Principal   Gross       Current   Principal  Original    incld    Pct.        Owner
Amortization Type       Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.    Full Doc  Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1 YR ARM                    4        $974,352     0.26%       7.355%      673   $243,588    79.68%      92.38%   32.74%     100.00%
 15 YR Fixed                21       2,188,769     0.59        6.871       645    104,227    72.19       74.92    83.03       98.23
 2 YR ARM                  865     123,027,056    33.16        7.618       650    142,228    80.46       98.01    65.73       98.69
 2 YR ARM Balloon 40/30     26       5,469,382     1.47        8.287       604    210,361    83.47       85.96    69.62       93.60
 2 YR ARM IO               450     106,589,441    28.73        7.264       658    236,865    80.03       97.32    90.19       99.58
 3 YR ARM                  281      43,140,731    11.63        7.498       654    153,526    80.80       97.51    67.00       99.63
 3 YR ARM IO               166      31,040,234     8.37        7.099       665    186,989    80.31       98.04    93.75      100.00
 30 YR Fixed               346      45,159,001    12.17        7.332       665    130,517    79.55       92.92    85.62       98.01
 30 YR Fixed IO              7       1,378,701     0.37        8.706       608    196,957    88.46       89.27    52.86       97.47
 5 YR ARM                   23       3,813,693     1.03        6.870       673    165,813    79.84       97.36    97.64       96.86
 5 YR ARM Balloon 40/30      2         329,428     0.09        7.915       601    164,714    63.48       63.48   100.00      100.00
 5 YR ARM IO                22       6,221,766     1.68        7.251       678    282,808    80.19       94.87    75.96      100.00
 6 MO ARM                    1          70,339     0.02        6.750       606     70,339    80.00      100.00   100.00      100.00
 Fixed Balloon 30/15         1          39,642     0.01        7.875       629     39,642    80.00       80.00   100.00      100.00
 Fixed Balloon 40/30         7       1,571,255     0.42        8.004       631    224,465    78.95       80.04    47.16      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:                  2,222    $371,013,790   100.00%       7.421%      656    $166,973   80.24%      96.61%   78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                 Distribution by Initial Periodic Cap

                                                                                 Weighted    Wt.
                                    Pct. Of     Weighted   Weighted                Avg.      Avg.
Initial     Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Periodic    of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Cap         Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1.00%         1        $70,339        0.02%       6.750%     606        $70,339    80.00%     100.00%    100.00%    100.00%
 2.00%         4        974,352        0.26        7.355      673        243,588    79.68       92.38      32.74     100.00
 3.00%     1,835    319,631,731       86.15        7.429      655        174,186    80.37       97.41      77.46      99.16
 N/A         382     50,337,368       13.57        7.371      661        131,773    79.45       91.63      83.42      98.07
------------------------------------------------------------------------------------------------------------------------------------
 Total:    2,222   $371,013,790      100.00%       7.421%     656       $166,973    80.24%      96.61%     78.16%     99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                     Distribution by Periodic Cap

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Periodic Cap      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1.00%           1,840    $320,676,422    86.43%      7.429%      655       $174,281    80.36%      97.39%      77.33%      99.16%
 N/A               382      50,337,368    13.57       7.371       661        131,773    79.45       91.63       83.42       98.07
------------------------------------------------------------------------------------------------------------------------------------
 Total:          2,222    $371,013,790   100.00%      7.421%      656       $166,973    80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                 The Mortgage Loans - All Collateral

                                                 Distribution by Months to Rate Reset

                                                                                   Weighted    Wt.
                                      Pct. Of     Weighted   Weighted                Avg.      Avg.
              Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Month to      of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Rate Reset    Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 0-12              5        $1,044,691     0.28%       7.314%      669      $208,938     79.70%     92.89%      37.26%     100.00%
 13 - 24       1,341       235,085,879    63.36        7.473       653       175,306     80.33      97.42       76.91       98.97
 25 - 36         447        74,180,965    19.99        7.331       659       165,953     80.60      97.73       78.19       99.79
 49 & Above       47        10,364,887     2.79        7.132       674       220,530     79.53      94.79       84.70       98.85
 N/A             382        50,337,368    13.57        7.371       661       131,773     79.45      91.63       83.42       98.07
------------------------------------------------------------------------------------------------------------------------------------
 Total:        2,222      $371,013,790   100.00%       7.421%      656      $166,973     80.24%     96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                  Distribution by Life Maximum Rate

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Life              of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Maximum Rate      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 0.01% & Below     382      $50,337,368   13.57%       7.371%      661      $131,773    79.45%      91.63%      83.42%       98.07%
 0.00 - 11.99%      35        9,918,211    2.67        5.826       703       283,377    79.38       95.84       91.58       100.00
 12.00 - 12.49%     73       16,967,788    4.57        6.283       695       232,435    80.07       97.34       97.56       100.00
 12.50 - 12.99%    310       63,647,922   17.16        6.777       677       205,316    79.61       97.03       88.65        99.16
 13.00 - 13.49%    374       67,410,255   18.17        7.227       656       180,241    80.03       97.78       82.07        99.83
 13.50 - 13.99%    618       99,274,388   26.76        7.715       645       160,638    80.01       97.78       71.93        99.01
 14.00 - 14.49%    297       42,497,790   11.45        8.175       633       143,090    80.41       98.59       67.88        99.36
 14.50 - 14.99%     92       14,885,157    4.01        8.630       628       161,795    83.56       94.12       46.96        95.38
 15.00 - 15.49%     19        2,808,411    0.76        9.144       582       147,811    87.50       88.18       68.61       100.00
 15.50 - 15.99%     16        2,886,303    0.78        9.702       612       180,394    95.93       96.55       43.40        96.73
 16.00% & Above      6          380,197    0.10       10.353       617        63,366    97.63       97.63       44.65       100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:          2,222     $371,013,790  100.00%       7.421%      656      $166,973    80.24%      96.61%      78.16%       99.01%
------------------------------------------------------------------------------------------------------------------------------------


                                                        Distribution by Margin

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Margin            Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 0.01% & Below    382       $50,337,368   13.57%      7.371%       661     $131,773     79.45%      91.63%      83.42%      98.07%
 0.00 - 4.99%       1            70,339    0.02       6.750        606       70,339     80.00      100.00      100.00      100.00
 5.00 - 5.49%     793       163,144,914   43.97       7.077        658      205,731     79.59       97.59       82.71       99.39
 5.50 - 5.99%     620        98,371,559   26.51       7.600        654      158,664     79.94       97.07       72.70       98.80
 6.00 - 6.49%     329        47,180,286   12.72       7.981        647      143,405     82.23       97.66       72.41       99.30
 6.50 - 6.99%      79         9,649,692    2.60       8.442        652      122,148     84.74       95.79       64.74       98.02
 7.00 - 7.49%      13         1,925,721    0.52       9.571        628      148,132     96.42       98.04       39.03      100.00
 7.50 - 7.99%       4           290,948    0.08       9.537        651       72,737     98.09       98.09      100.00      100.00
 8.00 - 8.49%       1            42,963    0.01      10.125        726       42,963    100.00      100.00        0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:         2,222      $371,013,790  100.00%      7.421%       656     $166,973     80.24%      96.61%      78.16%      99.01%
------------------------------------------------------------------------------------------------------------------------------------





This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       The Adjustable Rate Mortgage Loans

Selected Mortgage Loan Data(1)

 Scheduled Principal Balance:                                   $320,676,422
 Number of Mortgage Loans:                                             1,840
 Average Scheduled Principal Balance:                               $174,281
 Weighted Average Gross Coupon:                                       7.429%
 Weighted Average Net Coupon: (2)                                     6.919%
 Weighted Average Current FICO Score:                                    655
 Weighted Average Combined Original LTV Ratio:                        80.36%
 Weighted Average Stated Remaining Term (months):                        359
 Weighted Average Seasoning (months):                                      1
 Weighted Average Months to Roll: (3)                                     27
 Weighted Average Gross Margin: (3)                                    5.49%
 Weighted Average Initial Rate Cap: (3)                                3.00%
 Weighted Average Periodic Rate Cap: (3)                               1.00%
 Weighted Average Gross Maximum Lifetime Rate: (3)                    13.43%

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage loan pool.

                                              Distribution by Current Principal Balance

                                                                                         Weighted    Wt.
                                            Pct. Of     Weighted    Weighted                Avg.      Avg.
                      Number                Pool By     Avg.        Avg.      Avg.       Combined    CLTV                   Pct.
Current Principal     of       Principal    Principal   Gross       Current   Principal  Original    incld       Pct.       Owner
Balance               Loans     Balance     Balance     Coupon      FICO      Balance      LTV         SS.       Full Doc   Occupied
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below       28      $1,165,482    0.36%      8.336%      646      $41,624    81.52%      88.02%      82.64%     82.99%
 $50,001 - $75,000     175     11,200,641    3.49       7.939       630       64,004    81.05       98.08       90.02      97.21
 $75,001 - $100,000    285     25,315,951    7.89       7.657       638       88,828    79.82       97.64       85.85      98.86
 $100,001 - $125,000   311     34,869,001   10.87       7.548       643      112,119    80.12       98.43       84.95      99.32
 $125,001 - $150,000   219     30,162,072    9.41       7.512       647      137,726    79.84       97.25       76.66      99.51
 $150,001 - $200,000   289     50,016,364   15.60       7.477       647      173,067    80.00       97.48       80.20      99.32
 $200,001 - $250,000   202     44,968,295   14.02       7.381       659      222,615    80.74       98.54       80.05     100.00
 $250,001 - $300,000   120     32,803,939   10.23       7.317       660      273,366    80.28       97.85       69.77     100.00
 $300,001 - $350,000    61     19,797,942    6.17       7.136       674      324,556    79.65       97.84       77.10      98.23
 $350,001 - $400,000    51     19,155,728    5.97       7.145       668      375,603    80.02       97.18       80.39      98.05
 $400,001 & Above       99     51,221,005   15.97       7.340       670      517,384    81.42       95.22       64.02      99.13
------------------------------------------------------------------------------------------------------------------------------------
 Total:              1,840   $320,676,422  100.00%      7.429%      655     $174,281    80.36%      97.39%      77.33%     99.16%
------------------------------------------------------------------------------------------------------------------------------------




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                              The Adjustable Rate Mortgage Loans

                                                   Distribution by Current Rate

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Current Rate      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 4.99% & Below      1         $232,000      0.07%       4.750%      670      $232,000    80.00%     100.00%     100.00%      100.00%
 5.50 - 5.99%      34        9,686,211      3.02        5.852       704       284,889    79.36       95.74       91.38       100.00
 6.00 - 6.49%      73       16,967,788      5.29        6.283       695       232,435    80.07       97.34       97.56       100.00
 6.50 - 6.99%     311       64,111,922     19.99        6.778       677       206,148    79.61       96.91       88.00        99.17
 7.00 - 7.49%     373       66,946,255     20.88        7.229       656       179,481    80.03       97.91       82.64        99.83
 7.50 - 7.99%     618       99,274,388     30.96        7.715       645       160,638    80.01       97.78       71.93        99.01
 8.00 - 8.49%     297       42,497,790     13.25        8.175       633       143,090    80.41       98.59       67.88        99.36
 8.50 - 8.99%      92       14,885,157      4.64        8.630       628       161,795    83.56       94.12       46.96        95.38
 9.00% & Above     41        6,074,911      1.89        9.485       598       148,169    92.14       92.75       55.13        98.45
------------------------------------------------------------------------------------------------------------------------------------
 Total:         1,840     $320,676,422    100.00%       7.429%      655      $174,281   80.36%       97.39%      77.33%       99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                    Distribution by Credit Score

                                                                                     Weighted    Wt.
                                        Pct. Of     Weighted   Weighted                Avg.      Avg.
                Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Credit Score    Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above     97      $20,806,953   6.49%        6.920%      762       $214,505    80.09%      98.92%     56.57%      99.85%
 720 - 739       57       10,879,546    3.39        6.969       727        190,869    80.53       98.36      57.52       98.64
 700 - 719      101       21,974,892    6.85        7.062       710        217,573    80.29       99.41      59.86      100.00
 680 - 699      143       31,518,084    9.83        7.198       688        220,406    80.85       97.27      64.98       97.99
 660 - 679      237       47,476,150    14.81       7.182       669        200,321    80.02       97.93      69.88       99.53
 640 - 659      292       54,395,391    16.96       7.395       649        186,286    80.62       98.25      70.18       98.59
 620 - 639      341       52,750,118    16.45       7.594       629        154,692    80.21       97.41      95.76       98.73
 600 - 619      430       61,403,616    19.15       7.745       609        142,799    80.71       97.57      92.87       99.71
 580 - 599      108       14,194,773    4.43        8.120       589        131,433    79.85       92.78      92.77       99.74
 560 - 579       16        2,163,451     0.67       8.522       575        135,216    78.79       79.44      68.90      100.00
 540 - 559       18        3,113,450     0.97       8.793       548        172,969    77.38       77.38      88.62      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:       1,840     $320,676,422  100.00%       7.429%      655       $174,281    80.36%      97.39%     77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                         Distribution by Lien

                                                                               Weighted    Wt.
                                  Pct. Of     Weighted   Weighted                Avg.      Avg.
          Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
          of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Lien      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 First     1,840    $320,676,422  100.00%     7.429%      655       $174,281   80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------
 Total:    1,840    $320,676,422  100.00%     7.429%      655       $174,281   80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                 The Adjustable Rate Mortgage Loans

                                                Distribution by Combined Original LTV

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Combined          of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Original LTV      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below      15        $1,713,613     0.53%       7.729%      602     $114,241    47.60%      47.60%      68.92%      97.05%
 60.01 - 70.00%      22         4,646,660     1.45        7.312       631      211,212    66.32       67.89       79.13       74.07
 70.01 - 80.00%   1,687       292,442,833    91.20        7.359       657      173,351    79.91       98.56       79.23       99.74
 80.01 - 85.00%      26         4,716,724     1.47        8.345       598      181,412    84.41       84.41       72.25       98.96
 85.01 - 90.00%      42         7,704,856     2.40        8.149       637      183,449    89.59       89.59       57.03       91.89
 90.01 - 95.00%      13         3,554,666     1.11        8.107       635      273,436    93.96       94.09       31.60      100.00
 95.01 - 100.00%     35         5,897,069     1.84        8.798       646      168,488    99.87       99.87       42.40      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:           1,840      $320,676,422   100.00%       7.429%      655     $174,281    80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                   Distribution by Documentation

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Documentation     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Full              1,489     $247,977,059    77.33%     7.329%       648      $166,539   80.05%      97.57%      100.00%      99.02%
 Stated              351       72,699,363    22.67      7.770        679       207,121   81.44       96.78         0.00       99.63
------------------------------------------------------------------------------------------------------------------------------------
 Total:            1,840     $320,676,422   100.00%     7.429%       655      $174,281   80.36%      97.39%       77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                       Distribution by Purpose

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Purpose           Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Purchase         1,537    $258,275,195    80.54%      7.411%      659      $168,039    80.38%      99.48%      77.38%      99.76%
 Cashout Refi       267      54,830,608    17.10       7.560       637       205,358    80.58       88.93       74.62       96.45
 Rate/term Refi      36       7,570,619     2.36       7.107       642       210,295    78.33       87.46       95.17       98.21
------------------------------------------------------------------------------------------------------------------------------------
 Total:           1,840    $320,676,422   100.00%      7.429%      655      $174,281    80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                      Distribution by Occupancy

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Pccupancy         Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied     1,819   $317,985,842   99.16%       7.425%      655       $174,814    80.41%      97.59%      77.22%    100.00%
 Non Owner             20      2,627,730    0.82        7.891       658        131,387    74.06       74.06       89.66       0.00
 Second Home            1         62,850    0.02        8.625       614         62,850    90.00       90.00      100.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:             1,840   $320,676,422  100.00%       7.429%      655       $174,281    80.36%      97.39%      77.33%     99.16%
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                  The Adjustable Rate Mortgage Loans

                                                    Distribution by Property Type

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Property Type     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Single Family   1,259    $205,959,770    64.23%      7.478%      652      $163,590    80.54%      97.13%      76.02%      99.26%
 PUD               338      66,105,309    20.61       7.354       649       195,578    79.90       97.65       83.88       99.76
 Condo             175      30,951,731     9.65       7.274       672       176,867    80.43       98.86       81.74       99.69
 2 Family           57      14,121,528     4.40       7.414       680       247,746    80.27       98.71       50.44       99.13
 3-4 Family         11       3,538,083     1.10       7.396       678       321,644    78.67       89.60      100.00       77.53
------------------------------------------------------------------------------------------------------------------------------------
 Total:          1,840    $320,676,422   100.00%      7.429%      655      $174,281    80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                        Distribution by State

                                                                               Weighted    Wt.
                                  Pct. Of     Weighted   Weighted                Avg.      Avg.
          Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
          of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
State     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 CA        190     $64,858,726   20.23%       7.072%      671      $341,362    79.22%      96.01%      83.42%      98.74%
 FL        136      26,225,348    8.18        7.600       658       192,833    80.85       97.88       62.96       98.46
 TX        180      21,175,262    6.60        7.591       643       117,640    80.22       98.28       75.74       99.72
 IL        132      20,926,862    6.53        7.539       660       158,537    80.33       98.46       66.73       99.68
 NY         71      17,552,419    5.47        7.324       682       247,217    81.71       98.40       48.26       99.82
 GA         97      13,226,799    4.12        7.535       649       136,359    80.34       98.68       84.66       98.21
 UT         82      11,333,073    3.53        7.231       646       138,208    80.34       98.54       93.48       99.45
 OH         83      10,987,639    3.43        7.473       637       132,381    80.40       96.12       92.37      100.00
 NC         83      10,956,935    3.42        7.573       645       132,011    81.37       98.75       87.18      100.00
 TN         91      10,403,700    3.24        7.572       636       114,326    80.12       99.69       89.06      100.00
 Other     695     113,029,658   35.25        7.536       648       162,633    80.66       97.07       77.96       99.11
------------------------------------------------------------------------------------------------------------------------------------
 Total:  1,840    $320,676,422  100.00%       7.429%      655      $174,281   80.36%       97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                         Distribution by Zip

                                                                                Weighted    Wt.
                                   Pct. Of     Weighted   Weighted                Avg.      Avg.
           Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
           of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Zip        Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 92392     6        $1,766,550     0.55%       7.441%      663      $294,425    80.00%     100.00%     100.00%     100.00%
 94513     2         1,430,450     0.45        6.706       645       715,225    80.00       91.19       67.56      100.00
 45039     2         1,260,000     0.39        7.365       639       630,000    80.00       81.59      100.00      100.00
 90631     2         1,216,000     0.38        7.632       685       608,000    80.00      100.00       24.34      100.00
 11434     3         1,183,200     0.37        7.083       662       394,400    80.00       97.87      100.00      100.00
 94806     2         1,106,243     0.34        7.083       675       553,122    80.00      100.00       33.27      100.00
 89146     2         1,099,893     0.34        6.829       682       549,947    80.00      100.00      100.00      100.00
 92563     3         1,098,250     0.34        7.341       619       366,083    79.99      100.00      100.00      100.00
 93012     1         1,080,000     0.34        8.750       686     1,080,000    80.00      100.00        0.00      100.00
 56468     1         1,079,988     0.34        7.875       705     1,079,988    80.00      100.00        0.00      100.00
 Other     1,816   308,355,848    96.16        7.431       654       169,799    80.38       97.41       77.81       99.13
------------------------------------------------------------------------------------------------------------------------------------
 Total:    1,840   $320,676,422  100.00%      7.429%       655      $174,281    80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                            Distribution by Remaining Months to Maturity

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Remaining Months  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
to Maturity       Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 241 - 360     1,840    $320,676,422      100.00%     7.429%      655       $174,281    80.36%     97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------
 Total:        1,840    $320,676,422      100.00%     7.429%      655       $174,281    80.36%     97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                  The Adjustable Rate Mortgage Loans

                                                  Distribution by Amortization Type

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Amortization      of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Type              Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1 YR ARM             4        $974,352      0.30%       7.355%      673      $243,588    79.68%      92.38%      32.74%    100.00%
 2 YR ARM           865     123,027,056     38.36        7.618       650       142,228    80.46       98.01       65.73      98.69
 2 YR ARM
  Balloon 40/30      26       5,469,382      1.71        8.287       604       210,361    83.47       85.96       69.62      93.60
 2 YR ARM IO        450     106,589,441     33.24        7.264       658       236,865    80.03       97.32       90.19      99.58
 3 YR ARM           281      43,140,731     13.45        7.498       654       153,526    80.80       97.51       67.00      99.63
 3 YR ARM IO        166      31,040,234      9.68        7.099       665       186,989    80.31       98.04       93.75     100.00
 5 YR ARM            23       3,813,693      1.19        6.870       673       165,813    79.84       97.36       97.64      96.86
 5 YR ARM
  Balloon 40/30       2         329,428      0.10        7.915       601       164,714    63.48       63.48       100.00     100.00
 5 YR ARM IO         22       6,221,766      1.94        7.251       678       282,808    80.19       94.87       75.96      100.00
 6 MO ARM             1          70,339      0.02        6.750       606        70,339    80.00       100.00      100.00     100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:           1,840    $320,676,422    100.00%       7.429%      655      $174,281    80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                 Distribution by Initial Periodic Cap

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Initial           of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Periodic Cap      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1.00%                1        $70,339        0.02%     6.750%     606      $70,339      80.00%      100.00%    100.00%    100.00%
 2.00%                4        974,352        0.30      7.355      673      243,588      79.68        92.38      32.74     100.00
 3.00%            1,835    319,631,731       99.67      7.429      655      174,186      80.37        97.41      77.46      99.16
------------------------------------------------------------------------------------------------------------------------------------
 Total:           1,840    $320,676,422     100.00%    7.429%      655      $174,28    1 80.36%       97.39%     77.33%     99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                     Distribution by Periodic Cap

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Periodic Cap      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1.00%             1,840    $320,676,422  100.00%     7.429%      655       $174,281   80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------
 Total:            1,840    $320,676,422  100.00%     7.429%      655       $174,281   80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------


                                                 Distribution by Months to Rate Reset

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Months to         of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Rate Reset        Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 0-12               5      $1,044,691     0.33%       7.314%      669      $208,938     79.70%     92.89%      37.26%     100.00%
 13 - 24        1,341     235,085,879    73.31        7.473       653       175,306     80.33      97.42       76.91       98.97
 25 - 36          447      74,180,965    23.13        7.331       659       165,953     80.60      97.73       78.19       99.79
 49 & Above        47      10,364,887     3.23        7.132       674       220,530     79.53      94.79       84.70       98.85
------------------------------------------------------------------------------------------------------------------------------------
 Total:         1,840    $320,676,422   100.00%       7.429%      655      $174,281    80.36%     97.39%      77.33%       99.16%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                  The Adjustable Rate Mortgage Loans

                                                  Distribution by Life Maximum Rate

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Life Maximum      of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Rate              Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 11.99% & Below     35       $9,918,211     3.09%      5.826%      703      $283,377    79.38%      95.84%      91.58%      100.00%
 12.00 - 12.49%     73       16,967,788     5.29       6.283       695       232,435    80.07       97.34       97.56       100.00
 12.50 - 12.99%    310       63,647,922    19.85       6.777       677       205,316    79.61       97.03       88.65        99.16
 13.00 - 13.49%    374       67,410,255    21.02       7.227       656       180,241    80.03       97.78       82.07        99.83
 13.50 - 13.99%    618       99,274,388    30.96       7.715       645       160,638    80.01       97.78       71.93        99.01
 14.00 - 14.49%    297       42,497,790    13.25       8.175       633       143,090    80.41       98.59       67.88        99.36
 14.50 - 14.99%     92       14,885,157     4.64       8.630       628       161,795    83.56       94.12       46.96        95.38
 15.00 - 15.49%     19        2,808,411     0.88       9.144       582       147,811    87.50       88.18       68.61       100.00
 15.50 - 15.99%     16        2,886,303     0.90       9.702       612       180,394    95.93       96.55       43.40        96.73
 16.00% & Above      6          380,197     0.12      10.353       617        63,366    97.63       97.63       44.65       100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:          1,840     $320,676,422   100.00%      7.429%      655      $174,281    80.36%      97.39%      77.33%       99.16%
------------------------------------------------------------------------------------------------------------------------------------

                                                        Distribution by Margin

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Margin            Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 4.99% & Below      1          $70,339       0.02%      6.750%       606       $70,339    80.00%     100.00%     100.00%     100.00%
 5.00 - 5.49%     793      163,144,914      50.88       7.077        658       205,731    79.59       97.59       82.71       99.39
 5.50 - 5.99%     620       98,371,559      30.68       7.600        654       158,664    79.94       97.07       72.70       98.80
 6.00 - 6.49%     329       47,180,286      14.71       7.981        647       143,405    82.23       97.66       72.41       99.30
 6.50 - 6.99%      79        9,649,692       3.01       8.442        652       122,148    84.74       95.79       64.74       98.02
 7.00 - 7.49%      13        1,925,721       0.60       9.571        628       148,132    96.42       98.04       39.03      100.00
 7.50 - 7.99%       4          290,948       0.09       9.537        651        72,737    98.09       98.09      100.00      100.00
 8.00 - 8.49%       1           42,963       0.01      10.125        726        42,963   100.00      100.00        0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:         1,840     $320,676,422     100.00%      7.429%       655      $174,281    80.36%      97.39%      77.33%      99.16%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          The Fixed Rate Mortgage Loans

Selected Mortgage Loan Data(1)

 Scheduled Principal Balance:                                  $50,337,368
 Number of Mortgage Loans:                                             382
 Average Scheduled Principal Balance:                             $131,773
 Weighted Average Gross Coupon:                                     7.371%
 Weighted Average Net Coupon: (2)                                   6.861%
 Weighted Average Current FICO Score:                                  661
 Weighted Average Original LTV Ratio:                               79.45%
 Weighted Average Combined Original LTV Ratio:                      79.45%
 Weighted Average Stated Remaining Term (months):                      351
 Weighted Average Seasoning (months):                                    2

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

(3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage loan pool.

                                              Distribution by Current Principal Balance

                                                                                           Weighted    Wt.
                                              Pct. Of     Weighted   Weighted                Avg.      Avg.
                      Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                 Pct.
Current Principal     of        Principal     Principal   Gross       Current   Principal  Original    incld     Pct.       Owner
Balance               Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.     Full Doc   Occupied
------------------------------------------------------------------------------------------------------------------------------------
 $50,000 & Below       29        $1,252,699     2.49%      8.612%      636        $43,197     80.50%    85.67%    82.73%     86.53%
 $50,001 - $75,000     60         3,755,921     7.46       8.014       644         62,599     80.07     91.74     78.88      98.65
 $75,001 - $100,000    69         6,114,760    12.15       7.557       644         88,620     79.50     91.40     79.50      93.86
 $100,001 - $125,000   67         7,570,149    15.04       7.550       650        112,987     79.64     93.83     88.09      98.42
 $125,001 - $150,000   42         5,726,540    11.38       7.161       673        136,346     79.43     97.45     90.46     100.00
 $150,001 - $200,000   64        11,012,114    21.88       7.247       676        172,064     79.10     92.96     85.93     100.00
 $200,001 - $250,000   16         3,666,177     7.28       7.473       640        229,136     77.78     88.74     75.54     100.00
 $250,001 - $300,000   16         4,416,848     8.77       6.796       681        276,053     77.84     87.84     87.15      94.19
 $300,001 - $350,000   13         4,222,073     8.39       7.051       674        324,775     80.05     85.38     76.96     100.00
 $350,001 - $400,000    4         1,494,511     2.97       6.594       681        373,628     76.75     89.83     100.00    100.00
 $400,001 & Above       2         1,105,576     2.20       8.072       637        552,788     91.76     91.76     41.21     100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:               382       $50,337,368   100.00%      7.371%      661       $131,773     79.45%    91.63%    83.42%     98.07%
------------------------------------------------------------------------------------------------------------------------------------

                                                     Distribution by Current Rate

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Current Rate      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 5.00 - 5.49%      4       $1,082,995     2.15%       5.276%      737      $270,749    74.50%      74.50%      100.00%      100.00%
 5.50 - 5.99%     21        3,504,318     6.96        5.845       704       166,872    76.65       89.52        97.68       100.00
 6.00 - 6.49%     29        4,611,321     9.16        6.280       712       159,011    78.93       92.36        98.24       100.00
 6.50 - 6.99%     57        9,901,599    19.67        6.708       680       173,712    78.17       90.48        94.81        93.17
 7.00 - 7.49%     54        6,650,987    13.21        7.218       671       123,166    79.13       94.88        90.24       100.00
 7.50 - 7.99%     94       11,174,009    22.20        7.740       638       118,872    78.41       93.29        85.99        99.59
 8.00 - 8.49%     60        6,985,886    13.88        8.181       636       116,431    80.03       93.51        69.30        99.27
 8.50 - 8.99%     37        4,250,172     8.44        8.671       626       114,870    85.98       89.94        52.07        96.14
 9.00% & Above    26        2,176,081     4.32        9.626       601        83,695    85.15       86.02        41.39        98.40
------------------------------------------------------------------------------------------------------------------------------------
 Total:          382      $50,337,368   100.00%       7.371%      661      $131,773    79.45%      91.63%       83.42%       98.07%
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    The Fixed Rate Mortgage Loans

                                                     Distribution by Credit Score

                                                                                   Weighted    Wt.
                                      Pct. Of     Weighted   Weighted                Avg.      Avg.
              Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
              of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Credit Score  Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 740 & Above    31      $4,658,755     9.26%       6.352%      768       $150,282    79.07%      91.19%     96.85%      92.76%
 720 - 739      18       2,053,637     4.08        6.803       728        114,091    80.65       98.61      98.11       94.42
 700 - 719      23       3,869,505     7.69        6.553       709        168,239    78.05       94.63      92.28      100.00
 680 - 699      34       4,754,574     9.45        6.947       688        139,840    80.44       92.83      77.10       98.96
 660 - 679      64       9,146,307    18.17        7.035       668        142,911    79.01       92.72      90.43       95.41
 640 - 659      61       8,837,897    17.56        7.498       649        144,884    80.59       93.32      78.22      100.00
 620 - 639      62       7,901,383    15.70        7.952       629        127,442    81.98       93.24      76.08       99.36
 600 - 619      45       4,568,303     9.08        8.056       609        101,518    78.17       92.65     100.00      100.00
 580 - 599      18       1,822,707     3.62        8.706       589        101,262    80.53       81.74      55.86      100.00
 560 - 579      14       1,437,844     2.86        8.607       569        102,703    74.38       74.38      45.24      100.00
 540 - 559      12       1,286,456     2.56        8.225       551        107,205    68.09       68.96      61.65      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:        382     $50,337,368   100.00%       7.371%      661       $131,773    79.45%      91.63%     83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                         Distribution by Lien

                                                                                 Weighted    Wt.
                                    Pct. Of     Weighted   Weighted                Avg.      Avg.
            Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                  Pct.
            of        Principal     Principal   Gross       Current   Principal  Original    incld     Pct.        Owner
Lien        Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.     Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 First     382      $50,337,368   100.00%     7.371%      661       $131,773   79.45%      91.63%      83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------
 Total:    382      $50,337,368   100.00%     7.371%      661       $131,773   79.45%      91.63%      83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                Distribution by Combined Original LTV

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Combined          of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Original LTV      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 60.00% & Below    13        $1,654,696    3.29%        7.251%      626      $127,284    53.10%      53.10%      70.30%      100.00%
 60.01 - 70.00%    16         1,763,924     3.50        7.554       615       110,245    65.59       65.59       76.53       100.00
 70.01 - 80.00%   310        41,722,355    82.89        7.202       668       134,588    79.40       94.09       88.43        98.14
 80.01 - 85.00%    10         1,411,336     2.80        8.578       604       141,134    83.97       83.97       62.71        97.25
 85.01 - 90.00%     6           549,902     1.09        8.465       635        91,650    89.18       89.18       68.01        91.69
 90.01 - 95.00%     9         1,362,662     2.71        8.318       665       151,407    94.19       94.19       45.79        94.43
 95.01 - 100.00%   18         1,872,493     3.72        9.135       640       104,027   100.00      100.00       37.39        98.14
------------------------------------------------------------------------------------------------------------------------------------
 Total:           382       $50,337,368   100.00%       7.371%      661      $131,773    79.45%      91.63%      83.42%       98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                    Distribution by Documentation

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Documentation     Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Full              319       $41,989,946     83.42%     7.190%       666    $131,630    79.12%      92.72%      100.00%       98.42%
 Stated             63         8,347,422     16.58      8.278        638     132,499    81.15       86.13         0.00        96.31
------------------------------------------------------------------------------------------------------------------------------------
 Total:            382       $50,337,368    100.00%     7.371%       661    $131,773    79.45%      91.63%       83.42%       98.07%
------------------------------------------------------------------------------------------------------------------------------------




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    The Fixed Rate Mortgage Loans

                                                       Distribution by Purpose

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Purpose           Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Purchase         222      $27,462,127    54.56%      7.338%      673      $123,703    80.93%      98.34%      88.32%      96.83%
 Cashout Refi     128       18,375,437    36.50       7.466       645       143,558    77.56       82.89       75.30       99.45
 Rate/term Refi    32        4,499,803     8.94       7.180       661       140,619    78.16       86.36       86.60      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:           382      $50,337,368   100.00%      7.371%      661      $131,773    79.45%      91.63%      83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                      Distribution by Occupancy

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
                  of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Occupancy         Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Owner Occupied     371    $49,365,514      98.07%       7.374%      660     $133,061   79.43%      91.85%      83.71%      100.00%
 Non Owner            9        680,237       1.35        7.282       686       75,582   79.72       79.72       54.72         0.00
 Second Home          2        291,617       0.58        6.954       802      145,808   82.39       82.39      100.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:             382    $50,337,368     100.00%       7.371%      661     $131,773   79.45%      91.63%      83.42%       98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                    Distribution by Property Type

                                                                                     Weighted    Wt.
                                        Pct. Of     Weighted   Weighted                Avg.      Avg.
                Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Property        of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Type            Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 Single  Family  284      $37,152,122     73.81%      7.361%      660       $130,817    79.53%      90.70%      82.21%      98.21%
 PUD              69        9,777,433     19.42       7.482       654        141,702    80.23       96.31       86.89      100.00
 Condo            19        1,917,540      3.81       7.136       708        100,923    77.60       91.38      100.00       86.61
 2 Family          8        1,360,817      2.70       7.070       674        170,102    74.90       85.21       66.63      100.00
 3-4 Family        2          129,456      0.26       8.299       609         64,728    75.00       75.00      100.00       60.75
------------------------------------------------------------------------------------------------------------------------------------
 Total:          382      $50,337,368    100.00%      7.371%      661       $131,773    79.45%      91.63%      83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                        Distribution by State

                                                                                Weighted    Wt.
                                   Pct. Of     Weighted   Weighted                Avg.      Avg.
           Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
           of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
State      Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 TX        92      $9,788,965    19.45%       7.455%      652      $106,402    79.28%      94.79%      84.93%       99.60%
 CA        12       3,879,917     7.71        7.191       645       323,326    81.35       85.91       83.25       100.00
 IL        23       2,978,081     5.92        7.996       640       129,482    80.55       92.19       72.95       100.00
 FL        14       2,523,483     5.01        7.092       673       180,249    79.30       96.29       91.99       100.00
 TN        21       2,332,679     4.63        7.633       663       111,080    80.57       96.77       95.33       100.00
 NY        15       2,028,813     4.03        6.925       673       135,254    74.93       81.10       73.98        97.50
 GA        16       1,972,602     3.92        7.308       669       123,288    80.69       95.15       96.48       100.00
 OR        11       1,596,075     3.17        7.498       681       145,098    77.98       93.73       88.73       100.00
 MD         6       1,580,570     3.14        6.755       712       263,428    79.61       94.03       80.50       100.00
 AZ         9       1,579,995     3.14        7.365       655       175,555    81.18       87.58       80.10       100.00
 Other    163      20,076,188    39.88        7.366       663       123,167    79.21       90.60       81.54        95.61
------------------------------------------------------------------------------------------------------------------------------------
 Total:    382    $50,337,368   100.00%       7.371%      661      $131,773   79.45%      91.63%       83.42%       98.07%
------------------------------------------------------------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                    The Fixed Rate Mortgage Loans

                                                         Distribution by Zip

                                                                                Weighted    Wt.
                                   Pct. Of     Weighted   Weighted                Avg.      Avg.
           Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
           of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Zip        Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 91344     1       $649,950       1.29%       8.999%      638      $649,950   100.00%     100.00%     0.00%       100.00%
 77095     4        538,686       1.07        7.731       620       134,671    76.46       88.41      100.00      100.00
 92508     1        455,626       0.91        6.750       635       455,626    80.00       80.00      100.00      100.00
 92805     1        391,646       0.78        6.500       676       391,646    67.59       67.59      100.00      100.00
 77554     1        376,291       0.75        6.375       712       376,291    80.00      100.00      100.00      100.00
 91941     1        374,892       0.74        6.999       654       374,892    80.00      100.00      100.00      100.00
 06811     1        351,682       0.70        6.500       681       351,682    80.00       92.86      100.00      100.00
 77584     3        351,404       0.70        7.184       638       117,135    80.00      100.00      100.00      100.00
 85022     1        339,714       0.67        6.875       671       339,714    78.16       78.16      100.00      100.00
 20715     1        339,685       0.67        6.375       772       339,685    80.00       80.00      100.00      100.00
 Other   367     46,167,791      91.72        7.387       661       125,798    79.28       91.84       83.33       97.89
------------------------------------------------------------------------------------------------------------------------------------
 Total:  382    $50,337,368     100.00%       7.371%      661      $131,773    79.45%      91.63%      83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                             Distribution by Remaining Months to Maturity

                                                                                  Weighted    Wt.
                                     Pct. Of       Weighted   Weighted                Avg.      Avg.
Remaining  Number                    Pool By       Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Months to  of          Principal     Principal     Gross       Current   Principal  Original    incld       Pct.        Owner
Maturity   Loans        Balance      Balance        Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 1 - 180       21        $2,154,461     4.28%       6.851%      646       $102,593      72.06%     74.16%      82.76%        98.20%
 181 - 240      1            39,775     0.08        7.250       620         39,775      80.00      80.00        0.00        100.00
 241 - 360    360        48,143,132    95.64        7.394       662        133,731      79.79      92.42       83.52         98.06
------------------------------------------------------------------------------------------------------------------------------------
 Total:        382      $50,337,368   100.00%       7.371%      661       $131,773      79.45%     91.63%      83.42%        98.07%
------------------------------------------------------------------------------------------------------------------------------------


                                                  Distribution by Amortization Type

                                                                                       Weighted    Wt.
                                          Pct. Of     Weighted   Weighted                Avg.      Avg.
                  Number                  Pool By     Avg.        Avg.      Avg.       Combined    CLTV                    Pct.
Amortization      of        Principal     Principal   Gross       Current   Principal  Original    incld       Pct.        Owner
Type              Loans      Balance      Balance      Coupon      FICO     Balance      LTV         SS.       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
 15 YR Fixed           21      $2,188,769    4.35%       6.871%      645    $104,227    72.19%      74.92%      83.03%      98.23%
 30 YR Fixed          346      45,159,001    89.71       7.332       665     130,517    79.55       92.92       85.62       98.01
 30 YR Fixed IO         7       1,378,701     2.74       8.706       608     196,957    88.46       89.27       52.86       97.47
 Fixed Balloon
 30/15                  1          39,642     0.08       7.875       629      39,642    80.00       80.00      100.00      100.00
 Fixed Balloon
 40/30                  7       1,571,255     3.12       8.004       631     224,465    78.95       80.04       47.16      100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:               382     $50,337,368   100.00%      7.371%      661    $131,773    79.45%      91.63%      83.42%      98.07%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.